THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER AS STATED ON THE REVERSE SIDE HEREOF


                         Incorporated under the laws
                           of the State of Delaware

       NUMBER                                                 SHARES


               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

                         Shares are with $.001 par value

This Certifies that ________________________________________ is the registered holder of __________________________________________________________ Shares
                       FULLY PAID AND NON-ASSESSABLE
of common stock of America First Real Estate Investment Company, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _____ A.D. ___



----------------------------------     -----------------------------------
           SECRETARY                                PRESIDENT

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     For Value Received,_______hereby sell, assign and transfer unto
________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
     Dated ___________________________
          In presence of _______________________________


NOTICE, THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.